                                                             Exhibit 99.26(e)(9)

APPLICATION 1B
INDIVIDUAL LIFE INSURANCE
                                                              [SECURIAN(R) LOGO]
MINNESOTA LIFE INSURANCE COMPANY - A Securian Company
Life New Business - 400 Robert Street North - St. Paul, Minnesota 55101-2098

PROPOSED INSURED INFORMATION

1.  Does the proposed insured plan to travel or reside           [_] Yes [_] No
    outside the U.S. in the next two years?

2.  Has the proposed insured within the last five years, or      [_] Yes [_] No
    does the proposed insured plan, within the next two years, to engage in piloting an aircraft (including gliders, ultralight vehicles, or any other type of airframe)?

3.  Has the proposed insured within the last five years, or      [_] Yes [_] No
    does the proposed insured plan, within the next two years, to engage in skin diving (snorkel or scuba), sky diving, mountain/rock climbing, horse racing, rodeo, polo, bull fighting, bungee jumping, BASE jumping, canyoneering, combat sports (boxing, mixed martial arts or other) professional wrestling, extreme skiing/ snowboarding, or motor sports?

4.  Is the proposed insured in the Armed Forces, National        [_] Yes [_] No
    Guard, or Reserves?

5.  Has the proposed insured applied for insurance within        [_] Yes [_] No
    the last six months? If yes, provide details:



6.  Has the proposed insured applied for life insurance in       [_] Yes [_] No
    the past five years that was declined or rated? If yes, provide details:



7.  Has the proposed insured, within the past five years,        [_] Yes [_] No
    been convicted of a driving while intoxicated violation, had a driver's license restricted or revoked, or been convicted of a moving violation? If yes, provide dates and details:



8.  Except for traffic violations, has the proposed insured      [_] Yes [_] No
    ever been convicted of a misdemeanor or felony? If yes, provide dates and details:


ADDITIONAL INFORMATION




AGREEMENT

I HAVE READ THE STATEMENTS AND ANSWERS RECORDED ON THIS APPLICATION 1B; THEY ARE TO THE BEST OF MY KNOWLEDGE AND BELIEF TRUE, COMPLETE AND CORRECTLY RECORDED. I AGREE THAT THEY WILL BECOME PART OF MY APPLICATION AND ANY POLICY ISSUED WITH IT.

--------------------------------------------------------------------------------
Proposed insured signature                                  Date
X
--------------------------------------------------------------------------------
Representative signature (witness)                          Date
X
--------------------------------------------------------------------------------


ICC16-72541

                                       1